                                                                    EXHIBIT 10.8

                                ESCROW AGREEMENT
                                ----------------

     THIS ESCROW AGREEMENT (this "Agreement") is effective as of October 2, 2001, among First Consumer Credit, Inc., a Texas corporation (the "Company") and all of the former shareholders of the Company as identified on the signature page herein (the "Shareholders"), U.S. Home Systems, Inc., a Delaware corporation ("Parent") and Corporate Stock Transfer, Denver, Colorado ("Escrow Agent").

                                    RECITALS

     WHEREAS, the Company and the Shareholders, Parent and Home Credit Acquisition Inc. (the "Sub") have entered into an Agreement and Plan of Merger relating to the merger of Sub with and into the Company with the Company remaining as the Surviving Company (the "Merger Agreement").

     WHEREAS, capitalized terms in this Agreement shall have the same meaning as defined in the Merger Agreement unless otherwise noted in this Agreement.

     WHEREAS, the Company, Shareholders, Parent and Escrow Agent have agreed that Escrow Agent will hold and disburse the Escrowed Shares in accordance with the provisions of this Agreement and the Merger Agreement.

     WHEREAS, the Company, Shareholders and Parent have agreed if the Shareholders become obligated to indemnify Parent, the Surviving Company or other Indemnitee with respect to any claim for indemnification pursuant to the Merger Agreement, the Escrowed Shares will provide for the payment of the Shareholders' obligations under Article VIII of the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants contained herein, the parties agree as follows:

                                    AGREEMENT

     1. The Company, Parent and the Shareholders appoint Escrow Agent as their escrow agent and Escrow Agent agrees to serve as Escrow Agent in accordance with the provisions hereof.

     2. On the Closing Date of the Merger Agreement, Parent shall issue and deliver Parent's Shares to the Shareholders. On the Closing Date, the Shareholders shall deliver to the Escrow Agent stock certificates registered in the name of the Shareholders representing the number of shares of Parent's Common Stock equal to 20% of Parent's Shares issued to the Shareholders (the "Escrowed Shares"). Set forth on Schedule A attached hereto is the name and address of each Shareholder and the amount and percentage of Escrowed Shares owned by each Shareholder. The Escrowed Shares represent an aggregate of 194,286 shares of Parent's Common Stock.

ESCROW AGREEMENT - Page 1

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     3.   The Shareholders' aggregate liability for indemnification hereunder and under the Merger Agreement shall be limited to $680,000, the fair market value of the Escrowed Shares as calculated at Closing. Each Shareholder's individual liability for indemnification under the Merger Agreement shall not exceed the percentage of Escrowed Shares set forth beside their name on Schedule
A. The Shareholders' liability for payment of Indemnifiable Claims under the Merger Agreement shall be limited exclusively to Parent's right to receive for cancellation an appropriate number of Escrowed Shares pursuant to Section 8.4 of the Merger Agreement and Section 4 of this Agreement. Notwithstanding any other provision of the Merger Agreement, this Agreement, or any other agreement or document, under no circumstances shall a Shareholder be required to make any cash payment to Parent or Sub for an Indemnifiable Claim or otherwise.

     4. If the Shareholders become obligated to indemnify Parent, the Surviving Company or other Indemnitee with respect to an Indemnifiable Claim pursuant to the Merger Agreement and the amount of liability with respect thereto shall have been finally determined, the Escrow Agent shall release to Parent for cancellation an aggregate number of Escrowed Shares, the fair market value of which shall be equal to the amount of the Indemnifiable Claim; provided, however, that the Shareholders shall be entitled to satisfy the
--------  -------
Indemnifiable Claim by paying the full amount of the Indemnifiable Claim in cash to Parent within ten (10) calendar days after final determination of an Indemnifiable Claim. If Shareholders elect to pay the Indemnifiable Claim in cash, Escrow Agent shall release to the Shareholders the number of Escrowed Shares equal in fair market value to the amount of cash paid by the Shareholders. The fair market value per share of the Escrowed Shares to be delivered to Parent for cancellation, or released to Shareholders if they pay an Indemnifiable Claim in cash, shall be the Average Closing Price or if applicable, the Adjusted Average Closing Price as calculated at Closing pursuant to Section 2.5(a) of the Merger Agreement. The release of Escrowed Shares pursuant to this Section 4 shall be borne pro rata by the Shareholders and following any such release, the Shareholders shall continue to own the same Shareholder Percentage of any remaining Escrowed Shares. Escrow Agent shall only be required to deliver such Escrowed Shares to Parent for cancellation after receipt of written instructions signed by both Parent and the Shareholders directing Escrow Agent to deliver the designated number of Escrowed Shares to Parent as payment for the Indemnifiable Claims.

     5.   An Indemnifiable Claim must first be asserted in writing within two
(2) years from the Closing Date. Any Indemnifiable Claim that is not asserted within the two-year period shall be forever barred. If two (2) years after the Closing Date (the "Termination Date") the Escrow Agent has not received notice from the Parent that there is a pending Indemnifiable Claim, Escrow Agent shall deliver to the Shareholders, within ten (10) business days after the second anniversary of the Closing Date, without requiring any written instructions from Parent, the Escrowed Shares then on deposit with Escrow Agent. If on the Termination Date there exists any unresolved Indemnifiable Claims, Escrow Agent shall retain the number of Escrowed Shares (or cash if the Shareholders elects to deliver the amount of cash for such claim to Escrow Agent) as designated in writing by the Shareholders and Parent, which they collectively agree are necessary to indemnify such Indemnifiable Claim. The remaining Escrowed Shares shall then be released and delivered to the Shareholders. This Agreement will continue after the Termination Date until all Indemnifiable Claims are paid or resolved in accordance with this Agreement and the Merger Agreement. Upon the payment or resolution of all Indemnifiable Claims after the

ESCROW AGREEMENT - Page 2

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Termination Date, the remaining Escrowed Shares, if any, shall be released and delivered to the Shareholders within ten (10) business days after receipt by Escrow Agent of written instructions signed by the Shareholders and Parent.

     Prior to the Termination Date, provided there are no Indemnifiable Claims, the Escrow Agent shall release to the Shareholders all Escrowed Shares then on deposit within ten (10) business days after receipt by Escrow Agent of written instructions signed by Parent and the Shareholders that any of the following events have occurred:

          (a) a transaction occurs so that the Surviving Company is no longer a wholly owned subsidiary of Parent;

          (b)  Surviving Company sells all or substantially all of its assets;
     or

          (c) the termination by the Company of the employment of James D. Borschow other than for "Just Cause" as defined in the Employment Agreement.

     If during the first year of the Escrow Agreement there is a transfer in a single transaction of the right to control twenty-five percent (25%) or more of the Parent's voting securities ("Change in Control") on the first anniversary date of the Escrow Agreement the Escrow Agent shall release to the Shareholders pro rata based on their Shareholder's Percentage fifty percent (50%) of the Escrowed Shares provided there are no Indemnifiable Claims on the first anniversary date. If during the second year of the Escrow Agreement there is a Change in Control, the Escrow Agent shall release to the Shareholders within ten
(10) business days after receipt by Escrow Agent of written instructions signed by Parent and the Shareholders all of the Escrowed Shares, provided there is no Indemnifiable Claims.

     6.   The following shall govern disputes arising under this Agreement:

          (a) Should any controversy arise between or among the parties, or with any other person, firm or entity, with respect to this Escrow Agreement, the Escrowed Shares or the right of any party or other person to receive the Escrowed Shares, or should the parties fail to designate another Escrow Agent as provided in paragraph 7(b) hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right (but not the obligation) to (a) withhold delivery of the Escrowed Shares until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved, and/or (b) institute a bill of interpleader in any court of competent jurisdiction in Dallas County, Texas to determine the rights of the parties hereto.

          (b) The parties agree that any controversy arising out of this Agreement shall be resolved in accordance with Article IX of the Merger Agreement.

          (c) The parties agree that, in the event of a party's intentional refusal to sign written instructions to the Escrow Agent after liability under Section 4 or a release event under Section 5 has been finally determined (the "Breaching Party"), the other party may, in addition to any remedy which they may have at law or in equity, apply to court of competent jurisdiction in Dallas County, Texas for an entry of an immediate order to specifically enforce the terms of this Agreement.

ESCROW AGREEMENT - Page 3

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          (d)  The Breaching Party shall be liable for any and all consequential damages arising from the failure to sign written instructions. Parent expressly acknowledges that, if it is the Breaching Party, any damages arising from its actions shall not be subject to the Parent's and Sub's Liability Limit set forth in the Merger Agreement.

          (e) The parties expressly agree that a claim for a material breach of this Agreement by Parent shall constitute a defense to enforcement of the Shareholders' covenants contained in sections 5.2(f) and 5.2(g) of the Merger Agreement and Section 6 of the Employment Agreement between James D. Borschow and the Surviving Company. For purposes of this Agreement, a "material breach" shall include any event or circumstance which could reasonably be expected to result in a liability to a party hereto in excess of $50,000 individually and in the aggregate.

     7. The following shall govern the rights, privileges, immunities and liabilities of Escrow Agent:

          (a) In performing any of its duties hereunder, Escrow Agent shall not incur any liability to any of the parties hereto for any damages, losses or expenses, unless caused by Escrow Agent's gross negligence or willful default, and it shall, accordingly, not incur any such liability with respect to:

               (i) any action taken or omitted in good faith upon advice of counsel for Escrow Agent given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Escrow Agreement; or

               (ii) any action taken or omitted in reliance upon any notice or other instrument furnished to Escrow Agent by any of the parties pursuant hereto, not only as to its due execution, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Escrow Agreement

          (b) Escrow Agent may resign at any time upon ten (10) days written notice to all parties, in which event it shall be succeeded by such person or institution as the Shareholders and Parent may select;

          (c) The parties hereby agree to indemnify and hold Escrow Agent harmless from and against any and all losses, claims, damages, liabilities and expenses ("Claims"), including reasonable costs of investigation, counsel fees and disbursements, which may be incurred by Escrow Agent in connection with its acceptance of appointment as Escrow Agent hereunder or the performance of its duties hereunder, and any arbitration, litigation or other proceedings arising from this Escrow Agreement or involving the subject matter hereof.

     8. Delivery of the Escrowed Shares to the Shareholders as provided herein and any notice given pursuant to this Agreement must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be deemed to have been given

ESCROW AGREEMENT - Page 4

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and received when a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given otherwise than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Delivery of the Escrowed Shares and such notices shall be given to the Shareholders and Parent at the addresses set forth in the Merger Agreement, which addresses may be changed by written notice to the other parties in accordance with this paragraph.

     9. THIS ESCROW AGREEMENT IS TO BE PERFORMED IN THE STATE OF TEXAS, COUNTY OF DALLAS, AND SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAW RULES. ANY JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST ANY PARTY WITH RESPECT TO ANY DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE STATE OR FEDERAL COURTS WHICH HAVE JURISDICTION WITHIN DALLAS COUNTY, TEXAS.

     10. This Escrow Agreement may be executed by the parties in counterparts, each of which shall be deemed an original document but all of which together shall constitute one agreement.

     11. This Agreement may be amended, modified or waived only by a written agreement signed by the Shareholders, Parent and Escrow Agent. With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (iii) waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

     12. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective assigns, heirs, successors and legal representatives.

     13. The Escrow Agent shall receive an annual fee of $1,000 for its services hereunder. The initial fee shall be paid to Escrow Agent by Parent on the execution date of this Agreement. On the annual anniversary date of this Agreement, if this Agreement is in effect, Parent shall pay Escrow Agent the $1,000 annual fee.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

ESCROW AGREEMENT - Page 5

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     This Escrow Agreement is executed and delivered by the parties hereto as of the date set forth below.

                                              THE COMPANY:
                                              -----------

                                              FIRST CONSUMER CREDIT, INC.


                                              By:   /s/ James D. Borschow
                                                 ------------------------------
Dated: October 2, 2001                             James D. Borschow, President


                                              THE SHAREHOLDERS:
                                              ----------------



                                                    /s/ James D. Borschow
                                              ----------------------------------
Dated: October 2, 2001                        James D. Borschow
                                              7334 Larchview
                                              Dallas, Texas 75240



                                                    /s/ Richard Driscoll
                                              ----------------------------------
Dated: October 2, 2001                        Richard Driscoll
                                              2044 Greenwood Lane
                                              Roanoke, Texas 76262


                                              First Savings Bank, F.S.B.

                                              By:   /s/ Richard Driscoll
                                                 -------------------------------
Dated:  October 2, 2001                       Its: President
                                              301 South Center Street, Suite 120
                                              Arlington, Texas 76010

ESCROW AGREEMENT - Page 6

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                                               PARENT:
                                               ------

                                               U.S. HOME SYSTEMS, INC.


                                               By:   /s/ Murray Gross
                                                   -----------------------------
Dated: October 2, 2001                             Murray Gross, President


                                               ESCROW AGENT:
                                               ------------

                                               CORPORATE STOCK TRANSFER


                                               By:   /s/ Carolyn Bell
                                                   -----------------------------
Dated: October 2, 2001                             Carolyn Bell, President



ESCROW AGREEMENT - Page 7

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                                   SCHEDULE A
                                       TO
                                ESCROW AGREEMENT


                 Shareholder                             Escrowed Shares
        -----------------------------             -----------------------------

        James D. Borschow
        7334 Larchview Drive
        Dallas, Texas 75240
        SS ####-##-####                                      91,431

        Richard J. Driscoll
        2044 Greenwood Lane
        Roanoke, Texas 76262                                 11,424
        SS# ###-##-####

        First Savings Bank, FSB
        301 S. Center Street, Suite 120
        Arlington, Texas 76010
        Tax ID# 75-2072785                                   91,431

                                                  ------------------------------

           Total Escrowed Shares                            194,286